Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Base Policy:	Flexible Premium Variable Universal Life Insurance with Indexed Option(s)
Premiums:	Planned [Annual] Premium	=	$[2,747.25]
	7-Pay Premium	=	$[3,357.26]

Policy Date:	[August 1, 2016]
Insured:	[JOHN DOE]
Owner:	[JOHN DOE]

Death Benefit Qualification Test:	[Cash Value Accumulation Test]

Death Benefit Option:	[A]

Minimum Guaranteed Interest Rate for Fixed Options:	2.00% Annually. Any excess interest declared
by us will be guaranteed for one year.

Minimum Annual Interest Rate for Funds Left on Deposit: [2.00]%

Death Benefit Proceeds Additional Interest Rate:	[10.00]%

Minimum Guaranteed Annual Loan Account Interest Crediting Rate: [2.00]%
Maximum Guaranteed Annual Loan Interest Charge Rate: [2.25]%

Net Amount At Risk Factor:	1.0016516
Monthly Deduction End Date:	[August 1, 2100]
Administrative Charge Per Month:	$15.00

Indexed Account Segment Start Dates: The [15th] Day(s) of Each Calendar Month
(See Indexed Fixed Account Options Section for Additional Information)

Maximum Premium Load Rate:	[6.25]%

Surrender Benefit Cap Percentage:	[90]%

Maximum Threshold Percentage:	[75]%

[State Department Of Insurance: (XXX) XXX-XXXX]

ICC16 P16PVM SP	Page [3]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

P15PVA	Basic Life Coverage [(Guaranteed Issue)]
P16PVM SP
	Face Amount:	[$100,000]
	Insured:	[JOHN DOE]
	Sex and Age:	[Male 35]
	Risk Class:	[Standard Non-Smoker]

ICC16 P16PVM SP	Page [4]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Maximum Surrender Charge Effective at

Beginning of Coverage Year [(Guaranteed Issue)]

Insured:	[John Doe]

Coverage Year	Maximum Surrender Charge	Reduction Factor
[1	$1202.40	$51.60
2	1150.80	46.80
3	1104.00	48.00
4	1056.00	46.80
5	1009.20	48.00
6	961.20	62.40
7	898.80	63.60
8	835.20	63.60
9	771.60	63.60
10	708.00	52.80
11	655.20	98.40
12	556.80	98.40
13	458.40	98.40
14	360.00	98.40
15	261.60	261.60
16+	0.00	0.00]

ICC16 P16PVM SP	Page [5]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

for Basic Life Coverage [(Guaranteed Issue)]

Insured:	[John Doe]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.10090	30	1.27900	59	21.97380
2	0.10670	31	1.41510	60	23.81220
3	0.11170	32	1.55240	61	25.79270
4	0.12010	33	1.68980	62	27.64150
5	0.12840	34	1.83930	63	29.65380
6	0.13760	35	1.99170	64	31.85100
7	0.14930	36	2.17330	65	34.25960
8	0.16350	37	2.37670	66	36.90860
9	0.17930	38	2.64820	67	39.06360
10	0.19940	39	2.93180	68	41.41760
11	0.22110	40	3.23010	69	43.99540
12	0.24200	41	3.56140	70	46.82420
13	0.26460	42	3.92360	71	49.93700
14	0.27790	43	4.34570	72	53.37330
15	0.29380	44	4.84010	73	57.18460
16	0.31390	45	5.41330	74	61.42910
17	0.33900	46	6.04180	75	66.18210
18	0.37330	47	6.76170	76	71.53880
19	0.41180	48	7.51460	77	77.62690
20	0.45950	49	8.33040	78	83.33330
21	0.51560	50	9.24140	79	83.33330
22	0.57510	51	10.27540	80	83.33330
23	0.63890	52	11.43490	81	83.33330
24	0.69180	53	12.71510	82	83.33330
25	0.75230	54	14.10520	83	83.33330
26	0.82540	55	15.59360	84	83.33330
27	0.91630	56	17.17060	85	83.33330
28	1.02660	57	18.67330	86	83.33330
29	1.14970	58	20.26540	87+	0]

ICC16 P16PVM SP	Page [6]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges

for Basic Life Coverage [(Guaranteed Issue)]

Insured:	[John Doe]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	51.73	30	59.68	59	59.68
2	51.73	31	59.68	60	59.68
3	51.73	32	59.68	61	59.68
4	51.73	33	59.68	62	59.68
5	51.73	34	59.68	63	59.68
6	51.73	35	59.68	64	59.68
7	51.73	36	59.68	65	59.68
8	51.73	37	59.68	66	59.68
9	51.73	38	59.68	67	59.68
10	51.73	39	59.68	68	59.68
11	51.73	40	59.68	69	59.68
12	51.73	41	59.68	70	59.68
13	51.73	42	59.68	71	59.68
14	51.73	43	59.68	72	59.68
15	51.73	44	59.68	73	59.68
16	51.73	45	59.68	74	59.68
17	51.73	46	59.68	75	59.68
18	51.73	47	59.68	76	59.68
19	51.73	48	59.68	77	59.68
20	51.73	49	59.68	78	59.68
21	59.68	50	59.68	79	59.68
22	59.68	51	59.68	80	59.68
23	59.68	52	59.68	81	59.68
24	59.68	53	59.68	82	59.68
25	59.68	54	59.68	83	59.68
26	59.68	55	59.68	84	59.68
27	59.68	56	59.68	85	59.68
28	59.68	57	59.68	86	59.68
29	59.68	58	59.68	87+	0]

ICC16 P16PVM SP	Page [7]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

[1 YEAR INDEXED ACCOUNT

Segment Term:  1 Year

Segment Guaranteed Interest Rate:  1.00%

Cumulative Segment Guaranteed Interest Rate:  1.00%

Guaranteed Minimum Participation Rate:    100% for the Segment Term

Guaranteed Minimum Growth Cap:    3% for the Segment Term

Monthly Indexed Account Charge Rate:  0.025%

Overview – This describes the elements and method used in calculating Segment Indexed Interest for each Segment of this Indexed Account. The Participation Rate and Growth Cap used in determining the credited rate from the index are not guaranteed and can be changed by us for future segments, subject to the guarantees in the Policy, and any such changes can affect the return. Also, see Indexed Fixed Account Options.

Index – The Index is the S&P 500® Index, excluding dividends. If the S&P 500® Index is discontinued, or if we are unable to use it for reasons beyond our control, we will substitute a successor index of our choosing subject to approval by the Interstate Insurance Product Regulation Commission (IIPRC). In such case, we will notify you and any assignee of record of the change at the respective last known addresses.

Segment Indexed Interest – At Segment Maturity, Segment Indexed Interest will be credited to the Segment and is equal to the Segment Indexed Interest Rate multiplied by the average of all Segment Monthly Balances over the entire Segment Term.

Segment Monthly Balance – The Segment Monthly Balance is, as of the end of any Segment Month, the amount initially transferred to the Segment on the Segment Date minus all Segment Deductions, excluding any interest that may have been credited to the Segment.

Segment Indexed Interest Rate – The Segment Indexed Interest Rate reflects any growth in the Index multiplied by the Participation Rate, subject to the Growth Cap, that exceeds the Cumulative Segment Guaranteed Interest Rate. The Segment Indexed Interest Rate is equal to [the lesser of (a x b) and c] - d, such result being not less than zero, where:

a = Index Growth Rate

b = Participation Rate

c = Growth Cap

d = Cumulative Segment Guaranteed Interest Rate

Index Growth Rate – In calculating the Segment Indexed Interest, the Index Growth Rate for that Segment Term is first calculated, as (f ÷ e) – 1, where:

e = the Closing Value of the Index as of the day before the beginning of the Segment Term; and

f = the Closing Value of the Index as of the day before the end of the Segment Term.

Participation Rate – This is the percentage of the Index Growth Rate that is used in calculating the Segment Indexed Interest Rate. The Guaranteed Minimum Participation Rate is shown above. We may declare a higher Participation Rate, which will be shown in your Annual Report or other written notice.

Growth Cap – This is the maximum total interest rate for a Segment over the Segment Term, including both the Cumulative Segment Guaranteed Interest Rate and the Segment Indexed Interest Rate. The Guaranteed Minimum Growth Cap is shown above. We may declare a higher Growth Cap, which will be shown in your Annual Report or other written notice.

ICC16 P16PVM SP	Page [8]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Cumulative Segment Guaranteed Interest Rate – The Cumulative Segment Guaranteed Interest Rate is the Segment Guaranteed Interest Rate compounded annually for the number of years of the Segment Term.

Monthly Indexed Account Charge Rate – Monthly Indexed Account Charges are assessed as part of the policy’s Monthly Deductions. According to the Processing of Account Deductions provision, deductions in excess of the Fixed Accumulated Value and the Variable Accumulated Value will be deducted from the Segments of the Indexed Accumulated Value (see Processing of Account Deductions and Segment Deductions provisions). As a result, the Segment Guaranteed Interest Rate of 1.00% is effectively reduced by the Monthly Indexed Account Charge Rate of 0.025%.

Product – Refers to the product provided by this Policy.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Pacific Life Insurance Company. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Pacific Life Insurance Company. Pacific Life Insurance Company’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of Pacific Life Insurance Company’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Pacific Life Insurance Company’s Product(s) particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Pacific Life Insurance Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Pacific Life Insurance Company or Pacific Life Insurance Company’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Pacific Life Insurance Company or the owners of Pacific Life Insurance Company’s Product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Pacific Life Insurance Company’s Product(s) or the timing of the issuance or sale of Pacific Life Insurance Company’s Product(s) or in the determination or calculation of the equation by which Pacific Life Insurance Company’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Pacific Life Insurance Company’s Product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Pacific Life Insurance Company’s Product(s) currently being issued by Pacific Life Insurance Company, but which may be similar to and competitive with Pacific Life Insurance Company’s Product(s). In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR

ICC16 P16PVM SP	Page [9]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PACIFIC LIFE INSURANCE COMPANY, OWNERS OF PACIFIC LIFE INSURANCE COMPANY’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PACIFIC LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

ICC16 P16PVM SP	Page [10]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

[1 YEAR INDEXED ACCOUNT 3

Segment Term:  1 Year

Segment Guaranteed Interest Rate:  1.00%

Cumulative Segment Guaranteed Interest Rate:  1.00%

Guaranteed Minimum Participation Rate:    140% for the Segment Term

Guaranteed Minimum Growth Cap:    2% for the Segment Term

Monthly Indexed Account Charge Rate:  0.025%

Overview – This describes the elements and method used in calculating Segment Indexed Interest for each Segment of this Indexed Account. The Participation Rate and Growth Cap used in determining the credited rate from the index are not guaranteed and can be changed by us for future segments, subject to the guarantees in the Policy, and any such changes can affect the return. Also, see Indexed Fixed Account Options.

Index – The Index is the S&P 500® Index, excluding dividends. If the S&P 500® Index is discontinued, or if we are unable to use it for reasons beyond our control, we will substitute a successor index of our choosing subject to approval by the Interstate Insurance Product Regulation Commission (IIPRC). In such case, we will notify you and any assignee of record of the change at the respective last known addresses.

Segment Indexed Interest – At Segment Maturity, Segment Indexed Interest will be credited to the Segment and is equal to the Segment Indexed Interest Rate multiplied by the average of all Segment Monthly Balances over the entire Segment Term.

Segment Monthly Balance – The Segment Monthly Balance is, as of the end of any Segment Month, the amount initially transferred to the Segment on the Segment Date minus all Segment Deductions, excluding any interest that may have been credited to the Segment.

Segment Indexed Interest Rate – The Segment Indexed Interest Rate reflects any growth in the Index multiplied by the Participation Rate, subject to the Growth Cap, that exceeds the Cumulative Segment Guaranteed Interest Rate. The Segment Indexed Interest Rate is equal to [the lesser of (a x b) and c] - d, such result being not less than zero, where:

a = Index Growth Rate

b = Participation Rate

c = Growth Cap

d = Cumulative Segment Guaranteed Interest Rate

Index Growth Rate – In calculating the Segment Indexed Interest, the Index Growth Rate for that Segment Term is first calculated, as (f ÷ e) – 1, where:

e = the Closing Value of the Index as of the day before the beginning of the Segment Term; and

f = the Closing Value of the Index as of the day before the end of the Segment Term.

Participation Rate – This is the percentage of the Index Growth Rate that is used in calculating the Segment Indexed Interest Rate. The Guaranteed Minimum Participation Rate is shown above. We may declare a higher Participation Rate, which will be shown in your Annual Report or other written notice.

Growth Cap – This is the maximum total interest rate for a Segment over the Segment Term, including both the Cumulative Segment Guaranteed Interest Rate and the Segment Indexed Interest Rate. The Guaranteed Minimum Growth Cap is shown above. We may declare a higher Growth Cap, which will be shown in your Annual Report or other written notice.

ICC16 P16PVM SP	Page [11]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

Cumulative Segment Guaranteed Interest Rate – The Cumulative Segment Guaranteed Interest Rate is the Segment Guaranteed Interest Rate compounded annually for the number of years of the Segment Term.

Monthly Indexed Account Charge Rate – Monthly Indexed Account Charges are assessed as part of the policy’s Monthly Deductions. According to the Processing of Account Deductions provision, deductions in excess of the Fixed Accumulated Value and the Variable Accumulated Value will be deducted from the Segments of the Indexed Accumulated Value (see Processing of Account Deductions and Segment Deductions provisions). As a result, the Segment Guaranteed Interest Rate of 1.00% is effectively reduced by the Monthly Indexed Account Charge Rate of 0.025%.

Product – Refers to the product provided by this Policy.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Pacific Life Insurance Company. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Pacific Life Insurance Company. Pacific Life Insurance Company’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of Pacific Life Insurance Company’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Pacific Life Insurance Company’s Product(s) particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Pacific Life Insurance Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Pacific Life Insurance Company or Pacific Life Insurance Company’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Pacific Life Insurance Company or the owners of Pacific Life Insurance Company’s Product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Pacific Life Insurance Company’s Product(s) or the timing of the issuance or sale of Pacific Life Insurance Company’s Product(s) or in the determination or calculation of the equation by which Pacific Life Insurance Company’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Pacific Life Insurance Company’s Product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Pacific Life Insurance Company’s Product(s) currently being issued by Pacific Life Insurance Company, but which may be similar to and competitive with Pacific Life Insurance Company’s Product(s). In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR

ICC16 P16PVM SP	Page [12]

Policy Number:  [VP99999990]

POLICY SPECIFICATIONS

FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PACIFIC LIFE INSURANCE COMPANY, OWNERS OF PACIFIC LIFE INSURANCE COMPANY’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PACIFIC LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

ICC16 P16PVM SP	Page [13]